EXHIBIT 10.75

T-MOBILE US, INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective January 1, 2014)
First Amendment
WHEREAS, T-Mobile US, Inc. (the “Company”) sponsors and maintains the T-Mobile US, Inc. Nonqualified Deferred Compensation Plan, as amended and restated effective as of January 1, 2014 (the “Plan”); and
WHEREAS, pursuant to Article VIII of the Plan, the Company has the authority to amend the Plan; and
WHEREAS, the Company desires to amend the Plan to (1) clarify that elections as to the timing and form of distributions do not carry over from year to year and must be affirmatively elected each year; (2) provide for timing of payments made under domestic relations orders; and (3) revise the claims procedure for claims involving a determination of disability that are filed on or after April 1, 2018, to comply with IRS regulations.
NOW, THEREFORE, effective as of January 1, 2018 unless otherwise indicated below, the Plan is hereby amended as follows:
1.    Section 4.1(d) of the Plan, Timing and Manner of Election, is hereby amended in its entirety, to read as follows:
“(d)    Timing and Manner of Election. Newly Eligible Employees may enroll in the Plan during their Election Period for their initial full or partial Plan Year of participation, as specified in the notification from the Administrator. Each Plan Year thereafter, Participants will be permitted to modify the Deferral Election during each subsequent Election Period. The Deferral Election becomes irrevocable on December 31 of the Plan Year preceding the Plan Year in which the amounts are deferred and may not change throughout such Plan Year. The amount of a Participant’s Deferral Election shall continue in effect for each subsequent Plan Year, unless modified by the Participant before the date the election becomes irrevocable under this subsection (d). However, a Participant’s Deferral Election as to timing and form of payment shall not continue in effect for subsequent Plan Years; in the absence of an affirmative election as to the timing and form of payment of a Participant’s Deferral Election for a given Plan Year, the amount deferred during that Plan Year shall be paid in a single distribution at termination of employment. A Participant whose Deferral Election is cancelled in accordance with Section 3.1 or 4.1(e) will be required to file a new Deferral Election under this Article IV in order to recommence deferrals under the Plan.”

2.    Section 6.9 of the Plan, Alternate Payee, is hereby amended in its entirety, to read as follows:
“6.9    Alternate Payee. If the Plan receives a domestic relations order (within the meaning of Code Section 414(p)(1)(B)) directing that all or a portion of a Participant’s Accounts be paid to an “alternate payee,” any amounts to be paid to the alternate payee(s) shall be paid in a single lump sum as soon as administratively practicable following a determination that the order is qualified, unless the order specifies different payment timing.”
3.    Effective April 1, 2018, Section 10.2 of the Plan, Denial of Claim, is hereby amended in its entirety to read as follows:
“10.2    Denial of Claim. If the claim or request is denied, the written notice of denial shall include:
(a)    the reasons for denial, with specific reference to the Plan provisions on which the denial is based;
(b)    a description of any additional material or information required and an explanation of why it is necessary;
(c)    an explanation of the Plan’s claim review procedure; and
(d)    with respect only to a claim that involves a determination of Disability:
(i)    a discussion of the decision, including an explanation of the basis for disagreeing with or not following (1) the views presented by the claimant to the Plan of health care professionals treating the claimant and vocational professionals who evaluated the claimant, (2) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination and (3) a disability determination regarding the claimant presented by the claimant to the Plan and made by the Social Security Administration;
(ii)    either the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of the Plan do not exist; and
(iii)    a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits.
(iv)    a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits.

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In addition, any such notice of an adverse benefit determination with respect to a claim that involves a determination of Disability will be provided in a culturally and linguistically appropriate manner.”
4.    Effective April 1, 2018, Section 10.3 of the Plan, Review of Claim, is hereby amended in its entirety to read as follows:
“10.3    Review of Claim. Any person whose claim or request is denied may request review by notice given in writing to the Administrator within 60 days of such denial. In case of a claim involving a determination that the Participant is disabled, a request for review may be made within 180 days of the denial. The claim or request shall be reviewed by the Administrator, who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents and submit issues and comments in writing.
Additionally, in the case of a claim involving a determination of Disability, the Administrator will provide the claimant, free of charge, with any new or additional evidence considered, relied upon or generated by the Plan, the Administrator or other person making the benefit determination (or at the direction of the Plan, the Administrator or such other person) in connection with the claimant’s appeal as soon as possible and sufficiently in advance of the date on which it provides the claimant with notice of its determination on appeal, so that the claimant will have a reasonable opportunity to respond prior to that date. If the denial of the claimant’s appeal is based on a new or additional rationale, the Administrator will provide the claimant, free of charge, with the new or additional rationale as soon as possible and sufficiently in advance of the date on which it provides the claimant with notice of its determination on appeal, so that the claimant will have a reasonable opportunity to respond prior to that date.”
5.    Effective April 1, 2018, Section 10.4 of the Plan, Final Decision, is hereby amended in its entirety to read as follows:
“10.4    Final Decision. The decision on review shall normally be made within 60 days. If an extension of time is required for a hearing or other special circumstance, the claimant shall be notified and the total time limit shall be 120 days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned. Benefits under the Plan shall be paid only if the Administrator decides in its discretion that the applicant is entitled to them.
With respect to a claim that involves a determination of Disability, the claimant shall receive, in a manner reasonably calculated to be understood by the claimant, a written notice from the Administrator which shall set forth:
(a)    a statement describing any applicable contractual limitations period that applies to the claimant’s right to bring a civil action under Section 502(a)

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of ERISA, including the calendar date on which the contractual limitations period expires;
(b)    a discussion of the decision, including an explanation of the basis for disagreeing with or not following (1) the views presented by the claimant to the Plan of health care professionals treating the claimant and vocational professionals who evaluated the claimant, (2) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination and (3) a disability determination regarding the claimant presented by the claimant to the Plan and made by the Social Security Administration;
(c)    either the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of the Plan do not exist.
Any such notice of an adverse benefit determination with respect to a claim that involves a determination of Disability will be provided in a culturally and linguistically appropriate manner. In addition, upon request, the Administrator will provide the claimant with a statement identifying those medical or vocational experts whose advice was obtained in connection with the appeal.”

IN WITNESS WHEREOF, the Company has caused this First Amendment to be adopted and executed on this 18th day of December, 2018.

T-MOBILE US, INC.

By: _/s/ Elizabeth A. McAuliffe
Elizabeth A. McAuliffe
EVP, Human Resources

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